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                                                                  EXHIBIT 10.(B)

















                         CONSENT OF INDEPENDENT COUNSEL


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                        SUTHERLAND, ASBILL & BRENNAN LLP

             ATLANTA - AUSTIN - NEW YORK - TALLAHASSEE - WASHINGTON

1275 PENNSYLVANIA AVENUE, N.W.                             TEL: (202) 383-0100
 WASHINGTON, D.C. 20004-2415                               FAX: (202) 637-3593

      STEPHEN E. ROTH
 DIRECT LINE: (202) 383-0158
 Internet: sroth@sablaw.com



                                 April 24, 1998





Board of Directors
Canada Life Insurance Company of America
330 University Avenue
Toronto, Canada M5G 1R8

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 under the Securities Act of 1933 and Amendment No. 12 under the Investment Company Act of 1940 to the registration statement on Form N-4 for the Canada Life of America Variable Annuity Account 2 (File No. 33-55890). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SUTHERLAND, ASBILL & BRENNAN




                                       By: /s/ Stephen E. Roth
                                           -------------------------
                                           Stephen E. Roth